SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February February 28, 2000 (February 23, 2000)

BETA OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                          333-68381                            86-0876964

(State or other jurisdiction of incorporation or organization)   (Commission File Number)   (I.R.S. Employer Identification No.)

901 Dove Street, #230, Newport Beach, Ca 92660

(Address of principal executive offices) (Zip Code)

(949) 752-5212

(Registrant's telephone number, including area code)

Item 5. OTHER EVENTS

During 1997 Beta issued 797,245 callable common stock purchase warrants entitling the holders to purchase 797,245 shares of Beta’s common stock at an exercise price of $5.00 per share. Beta is entitled to call these warrants at any time on and after the date that its common stock is traded on any exchange, including the NASD Over-the-Counter Bulletin Board, at a market price equal to or exceeding $7.00 per share for 10 consecutive trading days.

Because its common stock has now traded at a market price exceeding $7.00 per share for 10 consecutive days, Beta is entitled to call the callable $5 warrants at any time. Beta issued a call for these warrants as of February 23, 2000, the record date. Of the 797,245 callable $5 warrants originally issued, approximately 381,000 have already been exercised prior to the issuance of the call. The closing price for Beta common stock on February 23, 2000 on the Nasdaq Stock Market was $9.00 per share.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

See Exhibit 99 immediately following the signature page which contains Beta's form of Notice of Call which was mailed to warrant holders of record on February 23, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

   BETA OIL & GAS, INC.

Date:  February 28, 2000                       By   /s/ J. Chris Steinhauser
                                                     ------------------------
                                                    J. Chris Steinhauser
                                                    Chief Financial Officer,
                                                    Principal Accounting Officer
                                                    and Director